UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGEACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2023

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39485	85-1195036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 857-320-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2023, Tango Therapeutics, Inc. (Tango or the Company) issued a press release relating to its results of operations and financial condition for the quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release, and the information set forth therein (including Exhibit 99.1), is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. Nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, Alan Huang, Ph.D., the Company's Chief Scientific Officer, notified the Company that he intends to transition out of his role as Chief Scientific Officer. For the period from August 7, 2023 to October 6, 2023, Dr. Huang will continue to serve in his capacity as the Company's Chief Scientific Officer, and will be dedicating 60% of his time to his duties as the Company's Chief Scientific Officer. Following October 6, 2023, Dr. Huang will serve as a consultant for the Company (as described further below).

The Company and Dr. Huang entered into a consulting agreement on August 7, 2023 (the “Consulting Agreement”), that will become effective on October 7, 2023, pursuant to which Dr. Huang will provide consulting services related to target platform and early discovery projects. Dr. Huang will receive consideration of $4,000 per week and continued vesting of his equity awards as described below.

In connection with Dr. Huang's transition out of his role, during the period from August 7, 2023 to October 6, 2023, Dr. Huang's annual base salary will be decreased by 40% to $225,231 (on an annualized basis) and Dr. Huang will no longer receive any base salary payments after October 6, 2023. Contingent upon his continued service to the Company through October 6, 2023, Mr. Huang will receive a pro-rated 2023 cash bonus payment equal to $136,491. In addition, Dr. Huang's outstanding equity awards will be amended, effective as of October 7, 2023, in the following manner: (i) all such equity incentive awards issued pursuant to the Company's 2017 Stock Option and Grant Plan shall continue to vest in accordance with the terms of such awards for such period as Dr. Huang continues to provide consulting services under the Consulting Agreement (as described above), and (ii) all such equity incentive awards issued pursuant to the 2021 Stock Option and Incentive Plan shall continue to vest on each scheduled vesting date at a rate equal to 20% of the number of shares that were due to vest on such date (and, as of October 6, 2023, 80% of the outstanding unvested shares subject to Dr. Huang’s 2021 Stock Option and Incentive Plan equity incentive awards shall be terminated and cancelled) for such period as Dr. Huang continues to provide consulting services under the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by the complete text of such agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release issued by Tango Therapeutics, Inc. on August 7, 2023 relating to its results of operations and financial condition for the quarter ended June 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

Dated: August 7, 2023 By: /s/ Douglas Barry

Name: Douglas Barry

Title: General Counsel